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                                                                   EXHIBIT 10.20

                                CREDIT AGREEMENT

                                    BETWEEN

                HARKEN EXPLORATION COMPANY, XPLOR ENERGY, INC.,
          HARKEN ENERGY WEST TEXAS, INC., HARKEN SOUTHWEST CORPORATION
             SOUTH COAST EXPLORATION CO., XPLOR ENERGY SPV-1, INC.,
                             MCCULLOCH ENERGY, INC.

                                      AND


                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                              AS AGENT AND LENDER
                                      AND
                          THE LENDERS SIGNATORY HERETO


                                AUGUST 11, 2000

              --------------------------------------------------

            REDUCING REVOLVING LINE OF CREDIT OF UP TO $100,000,000

              --------------------------------------------------


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

                               TABLE OF CONTENTS

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                                                                          Page

ARTICLE I       DEFINITIONS AND INTERPRETATION
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                1.1   Terms Defined Above..................................  1
                1.2   Additional Defined Terms.............................  1
                1.3   Undefined Financial Accounting Terms................. 15
                1.4   References........................................... 15
                1.5   Articles and Sections................................ 15
                1.6   Number and Gender.................................... 15
                1.7   Incorporation of Exhibits............................ 16

ARTICLE II      TERMS OF FACILITY
                2.1   Revolving Line of Credit............................. 16
                2.2   Letter of Credit Facility............................ 17
                2.3   Use of Loan Proceeds................................. 18
                2.4   Interest............................................. 18
                2.5   Repayment of Loans and Interest...................... 19
                2.6   Outstanding Amounts.................................. 19
                2.7   Time, Place, and Method of Payments.................. 19
                2.8   Pro Rata Treatment; Adjustments...................... 20
                2.9   Borrowing Base Determinations........................ 21
                2.10  Mandatory Prepayments................................ 21
                2.11  Voluntary Prepayments and Conversions of Loans....... 22
                2.12  Commitment Fee....................................... 22
                2.13  Engineering Fee...................................... 22
                2.14  Facility Fee......................................... 22
                2.15  Letter of Credit Fee................................. 22
                2.16  Loans to Satisfy Obligations of Borrower............. 23
                2.17  Security Interest in Accounts; Right of Offset....... 23
                2.18  General Provisions Relating to Interest.............. 23
                2.19  Yield Protection..................................... 24
                2.20  Limitation on Types of Loans......................... 26
                2.21  Illegality........................................... 26
                2.22  Regulatory Change.................................... 27
                2.23  Limitations on Interest Periods...................... 27
                2.24  Letters in Lieu of Transfer Orders................... 27
                2.25  Power of Attorney.................................... 27

ARTICLE III     CONDITIONS
                3.1   Receipt of Loan Documents and Other Items............ 28
                3.2   Each Loan............................................ 30
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                                      -i-

ARTICLE IV      REPRESENTATIONS AND WARRANTIES
                4.1   Due Authorization.................................... 31
                4.2   Corporate Existence.................................. 31
                4.3   Valid and Binding Obligations........................ 31
                4.4   Security Instruments................................. 32
                4.5   Title to Assets...................................... 32
                4.6   Scope and Accuracy of Financial Statements........... 32
                4.7   No Material Misstatements............................ 32
                4.8   Liabilities, Litigation, and Restrictions............ 32
                4.9   Authorizations; Consents............................. 32
                4.10  Compliance with Laws................................. 32
                4.11  ERISA................................................ 33
                4.12  Environmental Laws................................... 33
                4.13  Compliance with Federal Reserve Regulations.......... 34
                4.14  Investment Company Act Compliance.................... 34
                4.15  Public Utility Holding Company Act Compliance........ 34
                4.16  Proper Filing of Tax Returns; Payment of Taxes Due... 34
                4.17  Refunds.............................................. 34
                4.18  Gas Contracts........................................ 34
                4.19  Intellectual Property................................ 34
                4.20  Casualties or Taking of Property..................... 35
                4.21  Locations of Borrower................................ 35
                4.22  Subsidiaries......................................... 35
                4.23  Existing Indebtedness; No Defenses................... 35

ARTICLE V       AFFIRMATIVE COVENANTS
                5.1   Maintenance and Access to Records.................... 35
                5.2   Quarterly Financial Statements; Compliance
                        Certificates....................................... 35
                5.3   Annual Financial Statements.......................... 36
                5.4   Oil and Gas Reserve Reports.......................... 36
                5.5   Title Opinions; Title Defects........................ 36
                5.6   Notices of Certain Events............................ 36
                5.7   Letters in Lieu of Transfer Orders; Division Orders.. 38
                5.8   Additional Information............................... 38
                5.9   Compliance with Laws................................. 38
                5.10  Payment of Assessments and Charges................... 38
                5.11  Maintenance of Corporate Existence and Good Standing. 38
                5.12  Payment of Notes; Performance of Obligations......... 38
                5.13  Further Assurances................................... 38
                5.14  Initial Fees and Expenses of Counsel to Agent........ 39
                5.15  Subsequent Fees and Expenses of Agent and/or Lenders. 39
                5.16  Operation of Oil and Gas Properties.................. 39
                5.17  Maintenance and Inspection of Properties............. 39
                5.18  Maintenance of Insurance............................. 39
                5.19  INDEMNIFICATION...................................... 40

ARTICLE VI      NEGATIVE COVENANTS
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                                      -ii-

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
                                                                          Page
                6.1   Indebtedness......................................... 41
                6.2   Contingent Obligations............................... 42
                6.3   Liens................................................ 42
                6.4   Sales of Assets...................................... 42
                6.5   Leasebacks........................................... 42
                6.6   Loans or Advances.................................... 42
                6.7   Investments.......................................... 42
                6.8   Dividends and Distributions.......................... 42
                6.9   Issuance of Stock; Changes in Corporate Structure.... 43
                6.10  Transactions with Affiliates......................... 43
                6.11  Lines of Business.................................... 43
                6.12  ERISA Compliance..................................... 43
                6.13  Current  Ratio....................................... 43
                6.14  Tangible Net Worth................................... 43
                6.15  Total Liabilities to Tangible Net Worth Ratio........ 43
                6.16  Debt Service Coverage Ratio.......................... 43
                6.17  Guarantor's Compliance............................... 43

ARTICLE VII     EVENTS OF DEFAULT
                7.1   Enumeration of Events of Default..................... 44
                7.2   Remedies............................................. 46

ARTICLE VIII    THE AGENT
                8.1   Appointment.......................................... 47
                8.2   Waivers, Amendments.................................. 47
                8.3   Delegation of Duties................................. 47
                8.4   Exculpatory Provisions............................... 47
                8.5   Reliance by Agent.................................... 48
                8.6   Notice of Default.................................... 48
                8.7   Non-Reliance on Agent and Other Lenders.............. 48
                8.8   Indemnification...................................... 49
                8.9   Restitution.......................................... 50
                8.10  Agent in Its Individual Capacity..................... 50
                8.11  Successor Agent...................................... 50
                8.12  Applicable Parties................................... 50

ARTICLE IX      MISCELLANEOUS
                9.1   Assignments; Participations.......................... 51
                9.2   Survival of Representations, Warranties, and
                        Covenants.......................................... 52
                9.3   Notices and Other Communications..................... 52
                9.4   Parties in Interest.................................. 53
                9.5   Rights of Third Parties.............................. 53
                9.6   Renewals; Extensions................................. 54
                9.7   No Waiver; Rights Cumulative......................... 54
                9.8   Survival Upon Unenforceability....................... 54
                9.9   Amendments; Waivers.................................. 54

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                                     -iii-
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
                9.10  Controlling Agreement................................ 54
                9.11  Disposition of Collateral............................ 54
                9.12  GOVERNING LAW........................................ 54
                9.13  JURISDICTION AND VENUE............................... 55
                9.14  WAIVER OF RIGHTS TO JURY TRIAL....................... 55
                9.15  ENTIRE AGREEMENT..................................... 55
                9.16  Release by Borrower.................................. 55
                9.17  Counterparts......................................... 56


                                LIST OF EXHIBITS

Exhibit I       --  Form of Note
Exhibit II      --  Form of Borrowing Request
Exhibit III     --  Form of Compliance Certificate
Exhibit IV      --  Form of Opinion of Counsel
Exhibit V       --  Facility Amounts
Exhibit VI      --  Disclosures
Exhibit VII     --  Form of Assignment Agreement

                               CREDIT AGREEMENT


          THIS CREDIT AGREEMENT is made and entered into this 11th day of August, 2000, by and between HARKEN EXPLORATION COMPANY, a Delaware corporation, XPLOR ENERGY, INC., a Texas corporation, HARKEN ENERGY WEST TEXAS, INC., a Delaware corporation, HARKEN SOUTHWEST CORPORATION, a New Mexico corporation, XPLOR ENERGY SPV-1, INC., an Oklahoma corporation, and MCCULLOCH ENERGY, INC., a Texas corporation, (collectively the "Borrower"), each lender that is signatory hereto or becomes a signatory hereto as provided in Section 9.1, (individually, together with its successors and assigns, a "Lender", and collectively together with their respective successors and assigns, the "Lenders"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent").


                              W I T N E S S E T H:


          In consideration of the mutual covenants and agreements herein contained, the Borrower and the Lender hereby agree as follows, amending and restating in its entirety the Credit Agreement dated as of December 31, 1998, by and between the Borrower and Christiana Bank Og Kreditkasse ASA (the "Existing Lender"), as heretofore amended, restated, or supplemented (the "Existing Credit Agreement").


                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

          1.1 Terms Defined Above. As used in this Credit Agreement, the terms "Agent," "Borrower," "Lender," "Lenders," "Existing Credit Agreement" and "Existing Lender" shall have the meaning assigned to them hereinabove.

          1.2 Additional Defined Terms. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

          "Additional Costs" shall mean costs which the Lender determines are attributable to its obligation to make or its making or maintaining any LIBO Rate Loan, or any reduction in any amount receivable by the Lender in respect of any such obligation or any LIBO Rate Loan, resulting from any Regulatory Change which (a) changes the basis of taxation of any amounts payable to the Lender under this Agreement or the Note in respect of any LIBO Rate Loan (other than taxes imposed on the overall net income of the Lender), (b) imposes or modifies any reserve, special deposit, minimum capital, capital rates, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, the

     Lender (including LIBO Rate Loans and Dollar deposits in the London interbank market in connection with LIBO Rate Loans), or any commitments of the Lender hereunder, (c) increases the Assessment Rate, or (d) imposes any other condition affecting this Agreement or any of such extensions of credit, liabilities, or commitments.

          "Adjusted LIBO Rate" shall mean, for any LIBO Rate Loan, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Lender to be equal to the sum of the LIBO Rate for such Loan plus the Applicable Margin, but in no event exceeding the Highest Lawful Rate.

          "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg.
     (S)240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of 50% or more of the voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

          "Agreement" shall mean this Credit Agreement, as it may be amended, supplemented, or restated from time to time.

          "Applicable Lending Office" shall mean, for each type of Loan, the lending office of the Lender (or an affiliate of the Lender) designated for such type of Loan on the signature pages hereof or such other office of the Lender (or an affiliate of the Lender) as the Lender may from time to time specify to the Borrower as the office by which Loans of such type are to be made and maintained.

          "Applicable Margin" shall mean as to each LIBO Rate Loan, 235 basis points.

          "Assessment Rate" shall mean, for any Interest Period, the average rate (rounded upwards if necessary to the nearest 1/100 of 1%) charged by the Federal Deposit Insurance Corporation (or any successor thereto) to the Lender for deposit insurance for Dollar time deposits with the Lender at the Principal Office during such Interest Period, as determined by the Lender.

          "Assignment" shall mean the Assignment of Notes, Liens, Security Interests, and Other Rights, in form and substance satisfactory to the Lenders, executed by the Existing Lender, assigning to the Agent for the benefit of the Lenders, the Existing Note, the indebtedness evidenced thereby, the Liens securing the Existing Note, and the rights of the Existing Lender under the Existing Loan Documents, and financing statement changes constituent thereto.

          "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time minus
     (b) the Loan Balance at such time plus the L/C Exposure at such time.

          "Borrowing Base" shall mean, at any time, the amount determined by the Lenders in accordance with Section 29 and then in effect.

          "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit , by the Borrower to the Agent for a borrowing, conversion, or prepayment pursuant to Sections 21 or 211, each of which shall:

               (a) be signed by a Responsible Officer of the Borrower;

               (b) when requesting a borrowing, be accompanied by a Compliance Certificate;

               (c) specify the amount and type of Loan requested, and, as applicable, the Loan to be converted or prepaid and the date of the borrowing, conversion, or prepayment (which shall be a Business Day);

               (d) when requesting a Floating Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, in Houston, Texas, on the Business Day of the requested borrowing, conversion, or prepayment;

               (e) when requesting a LIBO Rate Loan, be delivered to the Lender no later than 10:00 a.m., Central Standard or Daylight Savings Time, as the case may be, in Houston, Texas, two Business Days preceding the requested borrowing, conversion, or prepayment and designate the Interest Period requested with respect to such Loan.

          "Business Day" shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas, and (b) with respect to all requests, notices, and determinations in connection with, and payments of principal and interest on, LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between banks for Dollar deposits in the London interbank market.

          "Closing Date" shall mean the effective date of this Agreement.

          "Code" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall mean the Mortgaged Properties and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

          "Commitment" shall mean the obligation of the Lenders, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 21 and to issue Letters of Credit pursuant to Section 2.15.

          "Commitment Amount" shall mean, subject to the applicable provisions of this Agreement, at any time, the lesser of (a) the sum of the Facility Amounts of the Lenders, or (b) the Borrowing Base in effect at such time.

          "Commitment Fee" shall mean each fee payable to the Lenders by the Borrower pursuant to Section 212.

          "Commitment Period" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

          "Commitment Termination Date" shall mean the date which is three years following the Closing Date.

          "Commodity Hedge Agreement" shall mean any crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreement, in form and substance with a Person acceptable to the Agent, including the Existing Lender.

          "Commonly Controlled Entity" shall mean any Person which is under common control with the Borrower or the Guarantor within the meaning of
     Section 4001 of ERISA.

          "Compliance Certificate" shall mean each certificate, substantially in the form attached hereto as Exhibit , executed by a Responsible Officer of the Borrower and furnished to the Agent from time to time in accordance with Sections 52 and 5.3.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or
     (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

          "Current Assets" shall mean all assets which would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Guarantor as of the date of calculation, plus any amounts available under this Credit Agreement.

          "Current Liabilities" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a consolidated balance sheet of the Guarantor as of the date of calculation.

          "Debt Service" shall mean quarterly net Interest Expense plus current maturity of long term debt other than revolver with Lender plus 5% of outstanding balance of revolver at the end of each quarter.

          "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

          "Default Rate" shall mean a per annum interest rate equal to the Prime Rate plus three percent (3%), but in no event exceeding the Highest Lawful Rate.

          "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

          "EBITDA" shall mean, for any period, Net Income of the Guarantor for such period plus Interest Expense, federal and state income taxes, depreciation, amortization, and other non-cash expenses for such period deducted in the determination of Net Income for such period excluding any gains or losses from the exchange or redemption of European Notes.

          "Engineering Fee" shall mean each fee payable to the Agent by the Borrower pursuant to Section 2.13.

          "Environmental Complaint" shall mean any written complaint, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to alleged violations of Environmental Laws, regarding (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of the Borrower or the business conducted thereon.

          "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

          "European Notes" shall mean the Harken Energy Corporation $85,000,000 5% Senior Convertible Notes due 2003 described in the Trust Indenture dated May, 1998, between Harken Energy Corporation and Marine Midland Bank, Trustee.

          "Event of Default" shall mean any of the events specified in Section 7.1.

          "Existing Loan Documents" shall mean the Loan Documents, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

          "Existing Note" shall mean the Note, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

          "Existing Security Instruments" shall mean the Security Instruments, as such term is defined in the Existing Credit Agreement, in existence on the Closing Date immediately prior to the Assignment.

          "Facility Amount" shall mean, for each Lender, the amount set forth opposite the name of such Lender on Exhibit IV under the caption "Facility Amounts," as modified from time to time to reflect assignments permitted by
     Section 9.1 or otherwise pursuant to the terms hereof and to give effect to any written request of the Borrower (any such request being irrevocable, absent written agreement of the Agent and the Required Lenders, which written agreement may be expressly conditioned on the payment of a fee (other than with respect to a reduction) by the Borrower to the Agent, for the account of the Lenders) to a reduction in the sum of the then existing Facility Amounts of the Lenders.

          "Facility Fee" shall mean the fee payable to the Lenders by the Borrower pursuant to Section 2.14.

          "Final Maturity" shall mean the date which is three years following the Commitment Termination Date.

          "Financial Statements" shall mean statements of the financial condition of the Guarantor as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows on a consolidated basis with the Guarantor and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

          "Floating Rate" shall mean an interest rate per annum equal to the Prime Rate from time to time in effect, but in no event exceeding the Highest Lawful Rate.

          "Floating Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Floating Rate, or which pursuant to the terms hereof is otherwise required to bear interest at the Floating Rate.

          "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

          "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Guarantor" shall mean Harken Energy Corporation, a Delaware corporation.

          "Guaranty" shall mean the Guaranty dated the Closing Date executed by the Guarantor in favor of the Lender, guaranteeing the payment and performance of the Obligations, as it may be ratified, amended, restated, or supplemented from time to time.

          "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

          "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

          "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

          "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

          "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

          "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

          "Interest Expense" shall mean, for any period, the net interest expense (including, without limitation, interest expense attributable to capitalized leases) of the Guarantor for such period, determined in accordance with GAAP.

          "Interest Period" shall mean, subject to the limitations set forth in
     Section 223, with respect to any LIBO Rate Loan, a period commencing on the date such Loan is made or converted from a Loan of another type pursuant to this Agreement or the last day of the next preceding Interest Period with respect to such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, or, subject to availability, six months thereafter, as the Borrower may request in the Borrowing Request for such Loan.

          "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

          "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

          "Letter of Credit" shall mean any standby letter of credit issued by any of the Issuing Lenders for the account of the Borrower pursuant to
     Section 2.2.

          "Letter of Credit Application" shall mean the standard letter of credit application employed by any of the Issuing Lenders from time to time in connection with letters of credit.

          "Letter of Credit Fee" shall mean each fee payable to the Issuing Lenders by the Borrower pursuant to Section 215 upon or in connection with the issuance of a Letter of Credit.

          "LIBO Rate" means, with respect to a LIBO Rate Loan for the relevant Interest Period, the applicable British Banker's Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Lender for any reason, the applicable LIBO rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Lender, the applicable LIBO Rate for the relevant Interest Period shall instead be the rate determined by the Lender to be the rate at which Lender or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Day prior to the first day of such Interest Period, in the approximate amount of Agent's relevant LIBO Rate Loan and having a maturity equal to such Interest Period.

          "LIBO Rate Loan" shall mean any Loan and any portion of the Loan Balance which the Borrower has requested, in the initial Borrowing Request for such Loan or a subsequent Borrowing Request for such portion of the Loan Balance, bearing interest at the Adjusted LIBO Rate and which is permitted by the terms hereof to bear interest at the Adjusted LIBO Rate.

          "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

          "Limitation Period" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

          "Loan" shall mean any loan made by any Lender to or for the benefit of the Borrower pursuant to this Agreement and any payment made by the Issuing Lender under a Letter of Credit.

          "Loan Balance" shall mean, at any time, the outstanding principal balance of the Notes plus the L/C Exposure at such time.

          "Loan Documents" shall mean this Agreement, the Assignment, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

          "Material Adverse Effect" shall mean (a) any material adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Borrower, (b) any material adverse effect upon the business operations, properties, condition (financial or otherwise), or prospects of the Borrower or the Guarantor which increases the risk that any of the Obligations will not be repaid as and when due, or
     (c) any material adverse effect upon the Collateral.

          "Mortgaged Properties" shall mean all Oil and Gas Properties of the Borrower subject to a perfected first-priority Lien in favor of the Agent for the benefit of the Lenders, subject only to Permitted Liens, as security for the Obligations.

          "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income" shall mean, for any period, the net income of the Guarantor for such period, determined in accordance with GAAP excluding any gains or losses from the exchange or redemption of European Notes.

          "Notes" shall mean, collectively, each of the promissory notes of the Borrower payable to a Lender in the amount of the Facility Amount of such Lender in the form attached hereto as Exhibit I with all blanks in such form completed appropriately, together with all renewals, extensions for any period, increases, and rearrangements thereof.

          "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the Reimbursement Obligations, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Facility Fees, Letter of Credit Fees, and Engineering Fees, (c) the obligations of the Guarantor under the Guaranty, (d) all obligations and liabilities whether now existing or hereafter arising of the Borrower to the Lenders in connection with any Commodity Hedge Agreement or Rate Management Transaction, and (e) all other obligations and liabilities of the Borrower or the Guarantor to the Lenders, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

          "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or in United States territorial waters offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          "Percentage Share" shall mean, as to each Lender, the percentage such Lender's Facility Amount constitutes of the sum of the Facility Amounts of all Lenders.

          "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
     (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
     (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrower or materially detract from the value or use of the Property to which they apply, and (g) Liens in favor of the Agent and Lenders and other Liens expressly permitted under the Security Instruments.

          "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

          "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower, the Guarantor, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under

     Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" shall mean a rate per annum equal to the prime rate of interest announced from time to time by Lender or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "Principal Office" shall mean the principal office of the Agent in Houston, Texas, presently located at 910 Travis, 6/th/ Floor, Houston, Texas 77002-5860.

          "Prohibited Transaction" shall have the meaning assigned to such term in Section 4975 of the Code.

          "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

          "Rate Management Transaction" shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrower and the Agent and/or the Lenders which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

          "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender or its Applicable Lending Office.

          "Reimbursement Obligation" shall mean the obligation of the Borrower to provide to the Lenders or reimburse the Lenders for any amounts payable, paid, or incurred by the Issuing Lenders with respect to Letters of Credit.

          "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with Environmental Laws and any valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Borrower.

          "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in
     Section 4241 of ERISA.

          "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S)2615.

          "Required Lenders" shall mean, Lenders (including the Agent) holding at more than 66 2/3% of the then Loan Balance, or, if there is no Loan Balance, Lenders (including the Agent) having more than 66 2/3% of the aggregate amount of the Commitments.

          "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Reserve Report" shall mean each report delivered to the Agent pursuant to Section 5.4.

          "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

          "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Chief Financial Officer, or any Vice President.

          "Security Instruments" shall mean the Existing Security Instruments and the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(g), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

          "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

          "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

          "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Guarantor prepared on a consolidated basis and in accordance with GAAP, exclusive of Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, treasury stock, unamortized underwriters' debt discount and expenses, and goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Guarantor prepared on a consolidated basis and in accordance with GAAP.

          "Transferee" shall mean any Person to which a Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 91, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

          1.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

          1.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

          1.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

          1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

          1.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                   ARTICLE II

                               TERMS OF FACILITY

          2.1 Revolving Line of Credit. (a) Upon the terms and conditions (including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lenders agree, during the Commitment Period, to make Loans, in immediately available funds at the Applicable Lending Office or the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Agent of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

          (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow and convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period. Except for prepayments made pursuant to Section 210, each borrowing, conversion, and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing, prepayment, or conversion of or into a Loan of a different type or, in the case of a LIBO Rate Loan, having a different Interest Period, shall be deemed a separate borrowing, conversion, and prepayment for purposes of the foregoing, one for each type of Loan or Interest Period. Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of LIBO Rate Loans having the same Interest Period shall be at least equal to $100,000; and if any LIBO Rate Loan would otherwise be in a lesser principal amount for any period, such Loan shall be a Floating Rate Loan during such period.

          (c) The Loans shall be made and maintained at the Applicable Lending Office or the Principal Office of each Lender and shall be evidenced by the Note of such Lender.

          (d) Not later than 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on the date specified for each borrowing, each Lender shall make available an amount equal to its Percentage Share of the Loan to be made on such date to the Agent, at an account designated by the Agent, in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions hereof, be made available to the Borrower in immediately available funds at the Principal Office by the end of that Business Day.

          (e) The failure of any Lender to make any Loan required to be made by it hereunder shall not relieve any other Lender of its obligation to make any Loan required to be made by it, and no Lender shall be responsible for the failure of any other Lender to make any Loan.

          (f) The face amounts of the Notes have been established as an administrative convenience and do not commit any Lender to advance funds hereunder in excess of the then current Borrowing Base.

          2.2 Letter of Credit Facility. (a) Upon the terms and conditions and relying on the representations and warranties contained in this Agreement, the Agent, as issuing bank for the Lenders, agrees from the date of this Agreement until the date which is thirty days prior to the Commitment Termination Date, to issue following the receipt, not less than three Business Days prior to the requested date for issuance of the relevant Letter of Credit, on behalf of the Lenders in their respective Percentage Shares Letters of Credit for the account of the Borrower and/or the benefit of any Subsidiary of the Borrower and to renew and extend such Letters of Credit. Letters of Credit shall be issued, renewed, or extended from time to time on any Business Day designated by the Borrower following the receipt in accordance with the terms hereof by the Agent of the written (or oral, confirmed promptly in writing) request by a Responsible Officer of the Borrower and a Letter of Credit Application. Letters of Credit shall be issued in such amounts as the Borrower may request; provided, however, that (i) no Letter of Credit shall have an expiration date which is more than 365 days after the issuance thereof or subsequent to Final Maturity, (ii) each automatically renewable Letter of Credit shall provide that it may be terminated by the Agent at its then current expiry date by not less than 30 days' written notice by the Agent to the beneficiary of such Letter of Credit, and (iii) the Agent shall not be obligated to issue any Letter of Credit if (A) the face amount thereof would exceed the Available Commitment, or (B) after giving effect to the issuance thereof, (B) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the Commitment Amount, or (C) the L/C Exposure would exceed $3,000,000, other than with respect to required Commodity Hedge Agreements and Rate Management Transactions.

          (b) Prior to any payment in respect of any Letter of Credit, each Lender shall be deemed to be a participant through the Agent with respect to the relevant Letter of Credit in the obligation of the Agent, as the issuer of such Letter of Credit, in an amount equal to the Percentage Share of such Lender of the maximum amount which is or at any time may become available to be drawn thereunder. Upon delivery by such Lender of funds requested pursuant to Section 2.2(c), such Lender shall be treated as having purchased a participating interest in an amount equal to such funds delivered by such Lender to the Agent in the obligation of the Borrower to reimburse the Agent, as the issuer of such Letter of Credit, for any amounts payable, paid, or incurred by the Agent, as the issuer of such Letter of Credit, with respect to such Letter of Credit.

          (c) Each Lender shall be unconditionally and irrevocably liable, without regard to the occurrence of any Default or Event of Default, to the extent of the Percentage Share of such Lender at the time of issuance of each Letter of Credit, to reimburse, on demand, the Agent, as the issuer of such Letter of Credit, for the amount of each Letter of Credit payment under such Letter of Credit.

          (d) EACH LENDER AGREES TO SEVERALLY INDEMNIFY THE AGENT, AS THE ISSUER OF EACH LETTER OF CREDIT, AND THE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES OF THE AGENT (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER AT THE TIME OF ISSUANCE OF SUCH LETTER OF CREDIT, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING, WITHOUT LIMITATION, ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR SUCH LETTER OF CREDIT OR ANY ACTION TAKEN OR OMITTED BY THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING, WITHOUT LIMITATION, ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT AS THE ISSUER OF SUCH LETTER OF CREDIT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER (OTHER THAN THE AGENT AS THE ISSUER OF A LETTER OF CREDIT) SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE GROSS NEGLIGENCE WHETHER SOLE OR CONCURRENT OR WILLFUL MISCONDUCT OF THE AGENT AS THE ISSUER OF A LETTER OF CREDIT. THE AGREEMENTS IN THIS SECTION 2.2(D) SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

          2.3 Use of Loan Proceeds. (a) As of the date hereof, indebtedness in the amount of $10,500,000 principal and $29,568.14 of interest is outstanding under the Existing Note. The Agent shall use proceeds of the initial Loan to purchase such indebtedness and all interest and expenses accrued thereon. Such indebtedness shall be renewed, extended, and rearranged pursuant to the terms of this Agreement, the Note, and the relevant Borrowing Request and shall for all purposes be deemed a borrowing hereunder. Proceeds of all subsequent Loans shall be used for acquisitions and development of additional domestic reserves of the Borrower. In addition, with Lender's consent, consent subject to Lender's credit approval process, Guarantor may use no more than 25% of the Borrowing Base for Guarantor's general corporate purposes, including exploration and development internationally, and the issuance of Letters of Credit.

          (b) Letters of Credit shall be used solely for general corporate purposes.

          2.4 Interest. Subject to the terms of this Agreement (including, without limitation, Section 218), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate for each Floating Rate Loan and the Adjusted LIBO Rate for each LIBO Rate Loan. Interest on all Floating Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest on all LIBO Rate Loans shall be computed on the basis of a year of 360 days, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest. In the event that the Borrower fails to select the duration of any Interest Period for any LIBO Rate Loan within the time period and otherwise as provided herein, such Loan (if outstanding as a LIBO Rate Loan) will be automatically converted into a Floating Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Floating Rate
Loan) will remain as, or (if not then outstanding) will be made as, a Floating Rate Loan. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

          2.5 Repayment of Loans and Interest. Accrued and unpaid interest on each outstanding Floating Rate Loan shall be due and payable monthly commencing on the first day of August, 2000, and continuing on the first day of each calendar month thereafter while any Floating Rate Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. Accrued and unpaid interest on each outstanding LIBO Rate Loan shall be due and payable on the last day of the Interest Period for such LIBO Rate Loan and, in the case of any Interest Period in excess of three months, on the day of the third calendar month following the commencement of such Interest Period corresponding to the day of the calendar month on which such Interest Period commenced, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable at Final Maturity. At the time of making each payment hereunder or under the Notes, the Borrower shall specify to the Agent the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied. In the event the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion.

          2.6 Outstanding Amounts. The outstanding principal balance of the Notes reflected by the notations by the Lenders on their records shall be deemed rebuttably presumptive evidence of the principal amount owing on such Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

          2.7 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Agent on the next Business Day following receipt if such receipt is after 2:00 p.m., in Houston, Texas, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          2.8 Pro Rata Treatment; Adjustments. (a) Except to the extent otherwise expressly provided herein, (i) each Loan pursuant to this Agreement shall be made from the Lenders pro rata in accordance with their respective Percentage Shares, (ii) each reduction of the sum of the Facility Amounts of the Lenders at the request of the Borrower, as well as any subsequent increase in the sum of the Facility Amounts of the Lenders at the request of the Borrower and with written agreement of the Agent and the Required Lenders shall serve to adjust the Facility Amounts of the Lenders pro rata in accordance with the Facility Amounts of the Lenders in effect immediately prior to any such adjustment, (iii) each payment by the Borrower of fees shall be made for the account of the Lenders pro rata in accordance with their respective Percentage Shares, (iv) each payment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the Loan Balance, and (v) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Lenders.

          (b) The Agent shall distribute all payments with respect to the Obligations to the Lenders promptly upon receipt in like funds as received. In the event that any payments made hereunder by the Borrower at any particular time are insufficient to satisfy in full the Obligations due and payable at such time, such payments shall be applied (i) first, to fees and expenses due pursuant to the terms of this Agreement or any other Loan Document, (ii) second, to accrued interest, (iii) third, to the balance of the Loans, and (iv) last, to any other Obligations.

          (c) If any Lender (for purposes of this Section, a "Benefitted Lender") shall at any time receive any payment of all or part of its portion of the Obligations, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f) or Section 7.1(g), or otherwise) in an amount greater than such Lender was entitled to receive pursuant to the terms hereof, such Benefitted Lender shall purchase for cash from the other Lenders such portion of the Obligations of such other Lenders, or shall provide such other Lenders with the benefits of any such Collateral or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral or proceeds with each of the Lenders according to the terms hereof. If all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded and the purchase price and benefits returned by such Lender, to the extent of such recovery, but without interest. The Borrower agrees that each such Lender so purchasing a portion of the Obligations of another Lender may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion. If any Lender ever receives, by voluntary payment, exercise of rights of set-off or banker's lien, counterclaim, cross-action or otherwise, any funds of the Borrower to be applied to the Obligations, or receives any proceeds by realization on or with respect to any Collateral, all such funds and proceeds shall be forwarded immediately to the Agent for distribution in accordance with the terms of this Agreement.

          2.9 Borrowing Base Determinations. (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Lenders to be $22,000,000. Commencing on August 1, 2000 and continuing thereafter on the first day of each calendar month through the Commitment Termination Date, the amount of the Borrowing Base shall be reduced by $450,000.

          (b) The Borrowing Base shall be redetermined semi-annually on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lenders. In addition, the Lenders shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base; provided, however, the Lenders shall not be obligated to respond to more than three such requests during any calendar year, and in no event shall the Lenders be required to redetermine the Borrowing Base more than once in any three-month period, including, without limitation, each scheduled semi-annual redetermination provided for above. Notwithstanding the foregoing, the Lenders may redetermine the Borrowing Base and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section 2.9 (a) at any time and from time to time.

          (c) Upon each determination of the Borrowing Base by the Lenders, the Agent shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the monthly amortization amount by which the Borrowing Base shall be reduced so communicated to the Borrower shall become effective upon receipt of such written notification and shall remain in effect until the next subsequent determination of the Borrowing Base and the monthly amortization amount by which the Borrowing Base shall be reduced or increased.

          (d) The Borrowing Base shall represent the determination by the Lenders, in accordance with the applicable definitions and provisions herein contained and their customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lenders. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lenders.

          2.10 Mandatory Prepayments. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Agent of such occurrence, (a) prepay, or make arrangements acceptable to the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Lenders in their sole discretion, to secure the Obligations by the execution and delivery to the Lenders of security instruments in form and substance satisfactory to the Lenders, or (c) effect any combination of the alternatives described in clauses
(a) and (b) of this Section and acceptable to the Lenders in their sole discretion. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrower shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrower or otherwise to the satisfaction of the Lenders, deposit with the Agent, as additional collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the

L/C Exposure minus the Borrowing Base. The cash deposited with the Agent in satisfaction of the requirement provided in this Section may be invested, at the sole discretion of the Lenders and then only at the express direction of the Borrower as to investment vehicle and maturity (which shall be no later than the latest expiry date of any then outstanding Letter of Credit), for the account of the Borrower in cash or cash equivalent investments offered by or through the Lenders.

          2.11 Voluntary Prepayments and Conversions of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans and to convert Loans of one type or with one Interest Period into Loans of another type or with a different Interest Period; provided, however, that (a) the Borrower shall give the Lender notice of each such prepayment or conversion of all or any portion of a LIBO Rate Loan no less than two Business Days prior to prepayment or conversion, (b) any LIBO Rate Loan may be prepaid or converted only on the last day of an Interest Period for such Loan, (c) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid or converted, and (d) no such prepayment or conversion shall serve to postpone the repayment when due of any Obligation.

          2.12 Commitment Fee. In addition to interest on the Notes as provided herein and all other fees payable hereunder and to compensate the Lenders for maintaining funds available, the Borrower shall pay to the Lenders, in immediately available funds, on the first day of October, 2000, and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of three-eighths percent (3/8%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

          2.13 Engineering Fee. In addition to interest on the Notes as provided herein and all other fees payable hereunder and to compensate the Agent for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Agent, in immediately available funds, on the date of each semi-annual or Borrower's requested redetermination of the Borrowing Base, an engineering fee in the amount of $7,500.

          2.14 Facility Fee. In addition to interest on the Notes as provided herein and all other fees payable hereunder and to compensate the Lenders for the costs of the extension of credit hereunder, the Borrower shall pay to the Lenders on the Closing Date, in immediately available funds, a facility fee in the amount of $165,000, $25,000 of which has been paid and one-half percent on all incremental increases in the Borrowing Base above the original Borrowing Base amount, payable at the time of such increases.

          2.15 Letter of Credit Fee. In addition to interest on the Notes as provided herein and all other fees paid hereunder, the Borrower agrees to pay to the Agent or Issuing Bank, on the date of issuance of each Letter of Credit, a fee equal to the greater of $500.00 or one percent (1%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued; provided, however, in the event such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Lender with respect to such Letter of Credit, the Lender shall, within 30 days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of such fee. The Borrower also agrees to pay to the Agent or Issuing Bank on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

          2.16 Loans to Satisfy Obligations of Borrower. The Lenders may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Notes and shall be made as a Floating Rate Loan.

          2.17 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Agent for the benefit of the Lenders and grants to the Agent for the benefit of the Lenders a security interest in all of the Borrower's funds now or hereafter or from time to time on deposit with the Agent and such Lenders, with such interest of the Lender to be retransferred, reassigned, and/or released by the Agent and each Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lenders during the existence of the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Agent and each Lender the right, exercisable during the existence of an Event of Default, of offset or banker's lien against all of the Borrower's funds now or hereafter or from time to time on deposit with the Agent and each Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof, provided that such Obligation shall have matured, whether by acceleration of maturity or otherwise.

          2.18 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of Chapter 303 of the Texas Finance Code (Vernon's 1999) the Borrower agrees that the Highest Lawful Rate shall be the "weekly ceiling" as defined in such Section, provided that the Lenders may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lenders, if greater.

          (b) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lenders (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lenders would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lenders but for the effect of such Limitation Period.

          (c) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lenders; and the Lenders shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful Rate) upon discovery of such error by the Lenders or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lenders on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

          (d) All sums paid, or agreed to be paid, to the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

          2.19 Yield Protection. (a) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lenders from time to time such amounts as the Lenders may determine are necessary to compensate it for any Additional Costs incurred by the Lenders.

          (b) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lenders from time to time on request such amounts as the Lenders may determine are necessary to compensate the Lenders for any costs attributable to Borrower's LIBO Rate Loans hereunder and the maintenance thereof by the Lenders (or any Applicable Lending Office), pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of the Lenders (or any Applicable Lending Office) to a level below that which the Lenders (or any Applicable Lending Office) could have achieved but for such Regulatory Change.

          (c) Without limiting the effect of the other provisions of this Section (but without duplication), the Borrower shall pay to the Lenders such amounts as shall be sufficient in the reasonable opinion of the Lenders to compensate them for any actual loss, cost, or expense incurred by and as a result of, which amount will be verified by the Lender in writing:

       (i) any payment, prepayment, or conversion by the Borrower of a LIBO Rate Loan on a date other than the last day of an Interest Period for such Loan; or

       (ii) any failure by the Borrower to borrow a LIBO Rate Loan from the Lender on the date for such borrowing specified in the relevant Borrowing Request ;

such compensation to include, without limitation, with respect to any LIBO Rate Loan, an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the principal amount so paid, prepaid, converted, or not borrowed for the period from the date of such payment, prepayment, conversion, or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow) at the applicable rate of interest for such Loan provided for herein over (B) the interest component (as reasonably determined by the Lenders) of the amount (as reasonably determined by the Lenders) the Lenders would have bid in the London interbank market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

          (d) Determinations by the Lenders for purposes of this Section of the effect of any Regulatory Change on capital maintained, its costs or rate of return, maintaining Loans, its obligation to make Loans, or on amounts receivable by it in respect of Loans, or such obligations, and the additional amounts required to compensate the Lenders under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Lenders shall furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error. The Lenders shall (i) notify the Borrower, as promptly as practicable after the Lenders obtain knowledge of any Additional Costs or other sums payable pursuant to this Section and determines to request compensation therefor, of any event occurring after the Closing Date which will entitle the Lenders to compensation pursuant to this Section; provided that the Borrower shall not be obligated for the payment of any Additional Costs or other sums payable pursuant to this Section to the extent such Additional Costs or other sums accrued more than 90 days prior to the date upon which the Borrower was given such notice; and (ii) designate a different Applicable Lending Office for the Loans of the Lenders affected by such event if such designation will avoid the need for or reduce the amount of such compensation and will not, in the sole opinion of the Lenders, be disadvantageous to the Lenders. If the Lenders request compensation from the Borrower under this Section, the Borrower may, by notice to the Lenders, require that the Loans by the Lenders of the type with respect to which such compensation is requested be converted into Floating Rate Loans in accordance with Section 211. Any compensation requested by the Lenders pursuant to this Section shall be due and payable to the Lenders within five days of delivery of any such notice by the Lenders to the Borrower.

          (e) The Lenders agree that they shall not request, and the Borrower shall not be obligated to pay, any Additional Costs or other sums payable pursuant to this Section unless similar additional costs and other sums payable are also generally assessed by the Lenders against other customers of the Lenders similarly situated where such customers are subject to documents providing for such assessment.

          2.20 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, no more than five separate Loans shall be outstanding at any one time, with, for purposes of this Section, all Floating Rate Loans constituting one Loan and all LIBO Rate Loans for the same Interest Period constituting one Loan. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any LIBO Rate Loan for any Interest Period therefor:

          (a) the Lenders determine (which determination shall be conclusive) that quotations of interest rates for the deposits referred to in the definition of "LIBO Rate" in Section 12 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loan as provided in this Agreement; or

          (b) the Lenders determine (which determination shall be conclusive) that the rates of interest referred to in the definition of "LIBO Rate" in
     Section 12 upon the basis of which the rate of interest for such Loan for such Interest Period is to be determined do not accurately reflect the cost to the Lenders of making or maintaining such Loan for such Interest Period, then the Lenders shall give the Borrower prompt notice thereof; and so long as such condition remains in effect, the Lenders shall be under no obligation to make LIBO Rate Loans or to convert Loans of any other type into LIBO Rate Loans, and the Borrower shall, on the last day of the then current Interest Period for each outstanding LIBO Rate Loan, either prepay such LIBO Rate Loan or convert such Loan into another type of Loan in accordance with Section 2.11. Before giving such notice pursuant to this Section, the Lenders will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of the Lenders to make LIBO Rate Loans hereunder and will not, in the opinion of the Lenders, be disadvantageous to the Lenders.

          2.21 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any of the Lenders or their Applicable Lending Office to (a) honor its obligation to make any type of LIBO Rate Loans hereunder, or (b) maintain any type of LIBO Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof; and the obligation of such Lender hereunder to make such type of LIBO Rate Loans and to convert other types of Loans into LIBO Rate Loans of such type shall be suspended until such time as such Lender may again make and maintain LIBO Rate Loans of such type, and the outstanding LIBO Rate Loans of such type shall be converted into Floating Rate Loans in accordance with Section 2.11. Before giving such notice pursuant to this Section, such Lender will designate a different available Applicable Lending Office for LIBO Rate Loans or take such other action as the Borrower may request if such designation or action will avoid the need to suspend the obligation of such Lender to make LIBO Rate Loans and will not, in the opinion of such Lender, be disadvantageous to such Lender.

          2.22 Regulatory Change. In the event that by reason of any Regulatory Change, any Lender (a) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on any LIBO Rate Loan is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes any LIBO Rate Loan, or (b) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, at the election of such Lender with notice to the Borrower, the obligation of such Lender to make such LIBO Rate Loans and to convert Floating Rate Loans into such LIBO Rate Loans shall be suspended until such time as such Regulatory Change ceases to be in effect, and all such outstanding LIBO Rate Loans shall be converted into Floating Rate Loans in accordance with Section 2.11.

          2.23 Limitations on Interest Periods. Each Interest Period selected by the Borrower (a) which commences on the last Business Day of a calendar month (or, with respect to any LIBO Rate Loan, any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month,
(b) which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (c) which would otherwise commence before and end after Final Maturity shall end on Final Maturity, and (d) shall have a duration of not less than one month, as to any LIBO Rate Loan, and, if any Interest Period would otherwise be a shorter period, the relevant Loan shall be a Floating Rate Loan during such period.

          2.24 Letters in Lieu of Transfer Orders. The Agent agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(g)(iii) or Section 5.7 will be sent to the addressees thereof prior to the occurrence and continuation of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

          2.25 Power of Attorney. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Agent pursuant to Section 3.1(g)(iii) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                                   ARTICLE III

                                   CONDITIONS

          The obligations of the Lender to enter into this Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

          3.1 Receipt of Loan Documents and Other Items. The Lenders shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Agent or its counsel of the title of the Borrower to its Oil and Gas Properties, shall be satisfactory to the Agent, and the Agent shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

          (a) multiple counterparts of this Agreement, the Assignment and the Guaranty, as requested by the Agent;

          (b) the Existing Note, endorsed payable to the Agent for the ratable benefit of the Lenders under this Agreement;

          (c) the Notes;

          (d) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of the Borrower and the Guarantor, accompanied by a certificate issued by the secretary or an assistant secretary of the Borrower or the Guarantor, as the case may be, to the effect that each such copy is correct and complete;

          (e) certificates of incumbency and signatures of all officers of the Borrower and the Guarantor who are authorized to execute Loan Documents on behalf of such entities, each such certificate being executed by the secretary or an assistant secretary of the Borrower or the Guarantor, as the case may be;

          (f) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the boards of directors of the Borrower and the Guarantor, accompanied by certificates of the secretary or an assistant secretary of the Borrower or the Guarantor, as the case may be, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the Borrower or the Guarantor, as the case may be, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          (g) multiple counterparts, as requested by the Agent, of the following Security Instruments creating, evidencing, perfecting, and documents amending, ratifying, and/or restating the Existing Security Instruments and otherwise establishing Liens in favor of the Agent in and to the
     Collateral:

                (i) Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production, and Financing Statement from the Borrower covering certain designated Oil and Gas Properties of the Borrower and all improvements, personal property, and fixtures related thereto;

               (ii) Financing Statements from the Borrower, as debtor, constituent to the instrument described in clause (i) above;

               (ii) undated letters, in form and substance satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender;

          (h) audited consolidated Financial Statements of the Guarantor as of December 31, 1999 and unaudited Financial Statements of the Guarantor as of March 31, 2000;

          (i) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of the Borrower and the Guarantor in their respective jurisdictions of incorporation and in any other jurisdictions where either of them does business other than where the failure to so qualify would not have a Material Adverse Effect.

          (j) results of searches of the UCC Records of the Secretary of State of the State of Texas from a source acceptable to the Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Lender;

          (k) confirmation, acceptable to the Agent, of the title of the Borrower to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

          (l) engineering reports covering the Mortgaged Properties;

          (m) the opinion of in-house counsel to the Borrower and the Guarantor, in the form attached hereto as Exhibit , with such changes thereto as may be approved by the Agent;

          (n) certificates evidencing the insurance coverage required pursuant to Section 518; and

          (o) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request.

          3.2 Each Loan and Letter of Credit. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make any Loan or issue any Letter of Credit unless:

          (a) the Borrower shall have delivered to the Agent a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan; or a Letter of Credit Application at least two Business Days prior to the requested issuance date for the relevant Letter of Credit, and each statement or certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance of such Letter of Credit;

          (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit;

          (c) if requested by the Agent, the Borrower shall have delivered evidence satisfactory to the Agent, substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit;

          (d) the Agent shall have received, reviewed, and approved such additional documents and items as described in Section 31 as may be requested by the Agent with respect to such Loan or Letter of Credit;

          (e) no event shall have occurred which, in the reasonable opinion of the Agent, could have a Material Adverse Effect;

          (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrower as if made on the requested date for such Loan or the issuance of such Letter of Credit;

          (g) the Guaranty and all of the Security Instruments shall be in full force and effect and provide to the Agent the security interests intended thereby;

          (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan or the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

          (i) the Borrower shall hold defensible title to the Collateral and be the sole beneficial owner thereof;

          (j) the Agent and the Lenders shall have received the payment of all Engineering Fees, Facility Fees, Letter of Credit Fees, and other fees payable to the Agent and the Lenders hereunder and reimbursement from the Borrower, or special legal counsel for the Agent shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application; and

          (k) all matters incident to the consummation of the transactions hereby contemplated shall be satisfactory to the Agent.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and the Lenders (which representations and warranties shall survive the delivery of the Notes) that:

          4.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Notes, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, the execution and delivery of the Security Instruments by the Borrower and the performance of all obligations of the Borrower under the Loan Documents are within the power of the Borrower, have been duly authorized by all necessary corporate action by the Borrower, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower is a party or by which any Property of the Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

          4.2 Corporate Existence. The Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

          4.3 Valid and Binding Obligations. All Loan Documents to which the Borrower is a party, when duly executed and delivered by the Borrower, will be the legal, valid, and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          4.4 Security Instruments. The provisions of each Security Instrument executed by the Borrower are effective to create in favor of the Agent, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens on all right, title, and interest of the Borrower in the Collateral described therein subject only to the Permitted Liens.

          4.5 Title to Assets. The Borrower has good and defensible title to all of its Properties, free and clear of all Liens except Permitted Liens.

          4.6 Scope and Accuracy of Financial Statements. The Financial Statements of the Guarantor as of March 31, 2000, present fairly the financial position and results of operations and cash flows of the Guarantor in accordance with GAAP as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since March 31, 2000, which could reasonably be expected to have a Material Adverse Effect.

          4.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Agent and/or the Lenders by or at the direction of the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

          4.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit attached hereto, the Borrower has no liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of the Collateral. Except as set forth under the heading "Litigation" on Exhibit hereto, no litigation or other action of any nature affecting the Borrower is pending before any Governmental Authority or, to the knowledge of the Borrower, threatened against or affecting the Borrower which might reasonably be expected to result in any impairment of its ownership of any Collateral or have a Material Adverse Effect. To the knowledge of the Borrower, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower.

          4.9 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower of the Loan Documents or any instrument contemplated hereby, the repayment by the Borrower of the Note and interest and fees provided in the Notes and this Agreement, or the performance by the Borrower of the Obligations.

          4.10 Compliance with Laws. The Borrower and its Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

          4.11  ERISA.   No Reportable Event has occurred with respect to any
Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrower, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by the Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither the Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the knowledge of the Borrower, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrower and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

          4.12 Environmental Laws. To the knowledge of the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit under the heading "Environmental Matters:"

          (a) no Property of the Borrower is currently on any federal or state list of Superfund Sites;

          (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

          (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower has occurred; and

          (d) no Environmental Complaint has been received by the Borrower which would require Borrower to immediate action to respond, remediate or cleanup Borrower property.

          4.13 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

          4.14 Investment Company Act Compliance. The Borrower is not, nor is the Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          4.15 Public Utility Holding Company Act Compliance. The Borrower is not a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          4.16 Proper Filing of Tax Returns; Payment of Taxes Due. The Borrower has duly and properly filed or properly extended its United States income tax return and all other tax returns which are required to be filed and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of the Borrower with respect to taxes and other governmental charges are adequate.

          4.17 Refunds. Except as described on Exhibit under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

          4.18 Gas Contracts. Except as described on Exhibit under the heading "Gas Contracts," the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

          4.19 Intellectual Property. The Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and the Borrower knows of no valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Borrower.

          4.20 Casualties or Taking of Property. Except as disclosed on Exhibit under the heading "Casualties," since March 31, 2000, neither the business nor any Property of the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

          4.21 Locations of Borrower. The principal place of business and chief executive office of the Borrower is located at the address of the Borrower set forth in Section 93 or at such other location as the Borrower may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements from the Borrower in favor of the Agent have been filed.

          4.22 Subsidiaries. The Borrower has no Subsidiaries except those described on Exhibit under the heading "Subsidiaries".

          4.23 Existing Indebtedness; No Defenses. As of the date hereof, (a) the Borrower is indebted to the Existing Lender under the Existing Note in the aggregate principal amount of $10,500,000, and (b) the Borrower has no defenses to, rights of setoff against, claims or counterclaims with respect to, and no default exists under or with respect to, any of the Existing Loan Documents or any Indebtedness or obligation of the Borrower to the Existing Lender.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

          So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower and where applicable, the Guarantor shall:

          5.1 Maintenance and Access to Records. Keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Agent and/or the Lenders, make such records available for inspection by the Agent and/or the Lenders and, at the expense of the Borrower, allow the Agent and/or the Lenders to make and take away copies thereof.

          5.2 Quarterly Financial Statements; Compliance Certificates. Deliver to the Agent, (a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited consolidated and consolidating by segments Financial Statements of the Guarantor as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, such Financial Statements to be certified by Responsible Officers of the Guarantor as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrower and the Guarantor, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each fiscal quarter, with the exception of the last fiscal quarter, a Compliance Certificate.

          5.3 Annual Financial Statements. Deliver to the Agent and each Lender, on or before the 90th day after the close of each fiscal year of the Borrower, a copy of the annual audited consolidated and consolidating by segments Financial Statements of the Guarantor and a Compliance Certificate.

          5.4 Oil and Gas Reserve Reports. (a) Deliver to the Agent and each Lender no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent and each Lender, certified by any nationally- or regionally-recognized independent consulting petroleum engineers acceptable to the Agent and each Lender as fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

          (b) Deliver to the Agent and each Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent and each Lender prepared by or under the supervision of the chief petroleum engineer of the Borrower evaluating the Mortgaged Properties as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to
Section 5.4(a).

          (c) Each of the reports provided pursuant to this Section shall be submitted to the Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lender may reasonably request.

          5.5 Title Opinions; Title Defects. Promptly upon the request of the Agent, furnish to the Agent title opinions, in form and substance and by counsel satisfactory to the Agent, or other confirmation of title acceptable to the Agent, covering Oil and Gas Properties constituting not less than 80% of the value, determined by the Agent in its sole discretion, of the Mortgaged Properties; and promptly, but in any event within 60 days after notice by the Agent of any defect, material in the opinion of the Agent in value, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defects, and, in the event any such title defects are not cured in a timely manner, pay all related costs and fees incurred by the Agent to do so or provide Agent with substitute Collateral. Failure to cure or substitute Collateral may result in a Borrowing Base Redetermination.

          5.6 Notices of Certain Events. Deliver to the Agent and each Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrower or the Guarantor with respect to such event or circumstance:

          (a) any Default or Event of Default;

          (b) any default or event of default under any contractual obligation of the Borrower or the Guarantor, or any litigation, investigation, or proceeding between the Borrower or the Guarantor and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding involving the Borrower or the Guarantor as a defendant or in which any Property of the Borrower or the Guarantor is subject to a claim and in which the amount involved is $500,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

          (d) the receipt by the Borrower of any Environmental Complaint having a potential Material Adverse Effect;

          (e) any actual, proposed, or threatened testing or other investigation set forth in writing by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of the Borrower following any allegation of a violation of any Requirement of Law;

          (f) any Release of Hazardous Substances by the Borrower or from, affecting, or related to any Property of the Borrower or adjacent to any Property of the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

          (g) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

          (h) any change in the executive management of the Guarantor; and

          (i) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, the Borrower, the Guarantor or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto; and

          (j) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

          5.7 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Agent at any time and from time to time, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Agent in satisfaction of the condition set forth in Section 3.1(g)(iii) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent proceeds from or attributable to any Mortgaged Property subject to the restrictions under Section 2.21.

          5.8 Additional Information. Furnish to the Agent and each Lender, promptly upon the request of the Agent, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrower as the Agent may from time to time request; and notify the Agent not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

          5.9 Compliance with Laws. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Borrower, (ii) required for the performance of the operations of the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, agents, contractors, subcontractors, while such Persons are acting within the scope of their relationship with the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Borrower to so comply.

          5.10 Payment of Assessments and Charges. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

          5.11 Maintenance of Corporate Existence and Good Standing. Maintain its corporate existence or qualification and good standing in its jurisdictions of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

          5.12 Payment of Notes; Performance of Obligations. Pay the Note or Notes according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of its other Obligations.

          5.13 Further Assurances. Promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Agent or the Lenders, be necessary to fulfill the terms of the Loan Documents.

          5.14 Initial Fees and Expenses of Counsel to Agent. Upon request by the Agent, promptly reimburse the Agent for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Agent, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

          5.15 Subsequent Fees and Expenses of Agent and/or Lenders. Upon request by the Agent, promptly reimburse the Agent (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent and/or Lenders to satisfy any obligation of the Borrower under any of the Loan Documents; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments and to promptly reimburse Agent and/or Lenders (to the fullest extent permitted by law) for all amounts expended to collect the Obligations; to enforce the rights of the Agent and/or Lenders under any of the Loan Documents; and to protect the Properties or business of the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Agent and/or Lenders and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Agent and each Lender, (d) fees and expenses incurred in connection with the participation by the Agent as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in (S)362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to (S)1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent and/or Lenders until the date it is repaid to the Agent and/or Lenders, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

          5.16 Operation of Oil and Gas Properties. Develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

          5.17 Maintenance and Inspection of Properties. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lenders to visit and inspect, at the expense of the Borrower, any tangible Property of the Borrower.

          5.18 Maintenance of Insurance. Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Agent and, within 30 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by Borrower, naming the Agent as loss payee for the benefit of the Lenders, and, upon any renewal of any such insurance and at other times upon request by the Lenders, furnish to the Lenders evidence, satisfactory to the Lenders, of the maintenance of such insurance. The Agent shall have the right to collect, and the Borrower hereby assigns to the Agent any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $1,000,000, the Lenders may, at their option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $1,000,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Agent shall deliver any such proceeds received by it to the Borrower. In the event the Agent receives insurance proceeds not attributable to Collateral or business interruption, the Agent shall deliver any such proceeds to the Borrower.

          5.19 INDEMNIFICATION. INDEMNIFY AND HOLD THE AGENT AND EACH LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT AND EACH LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR

OF THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, BUT EXCLUDING UNLAWFUL OR GROSS NEGLIGENT CONDUCT ON THE PART OF THE LENDER OR ANY OF ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, OR AFFILIATES OR ANY TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT; WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT, UNLESS ALL SUCH OBLIGATIONS HAVE BEEN SATISFIED WHOLLY IN CASH FROM THE BORROWER AND NOT BY WAY OF REALIZATION AGAINST ANY COLLATERAL OR THE CONVEYANCE OF ANY PROPERTY IN LIEU THEREOF, PROVIDED THAT SUCH INDEMNITY SHALL NOT EXTEND TO ANY ACT OR OMISSION BY THE AGENT OR ANY LENDER WITH RESPECT TO ANY PROPERTY SUBSEQUENT TO THE AGENT OR ANY LENDER BECOMING THE OWNER OF SUCH PROPERTY AND WITH RESPECT TO WHICH PROPERTY SUCH CLAIM, LOSS, DAMAGE, LIABILITY, FINE, PENALTY, CHARGE, PROCEEDING, ORDER, JUDGMENT, ACTION, OR REQUIREMENT ARISES SUBSEQUENT TO THE ACQUISITION OF TITLE THERETO BY THE AGENT OR ANY LENDER.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

          So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrower will not without the written consent of the
Agent:

          6.1 Indebtedness. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise in excess of $500,000 in the aggregate outstanding at any time; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 90 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, (c) crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements ("Commodity Hedge Agreements"), in form and substance and with a Person acceptable to the Agent and each Lender, provided that (i) each commitment issued under such agreement must also be approved by the Agent and each Lender, (ii) such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 75% of monthly production of proven producing reserves as forecast in Agent and each Lender's most recent engineering evaluation, (iii) that the strike prices in such agreements excluding those with the Existing Lender are not less than the prices used by the Agent and each Lender in its most recent Borrowing Base determination, and
(iv) the Agent and each Lender shall receive a security interest in the Commodity Hedge Agreements, or (d) Rate Management Transactions, in form and substance and with a Person acceptable to the Agent and each Lender.

          6.2 Contingent Obligations. Create, incur, assume, or suffer to exist any Contingent Obligation in excess of $1,000,000 in the aggregate outstanding at any one time; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, or (b) trade credit incurred or operating leases entered into in the ordinary course of business.

          6.3 Liens. Create, incur, assume, or suffer to exist any Lien in excess of $500,000 in the aggregate outstanding at any one time on any of its Oil and Gas Properties or any other Property, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

          6.4 Sales of Assets. Without the prior written consent of the Agent and each Lender, sell, transfer, or otherwise dispose of, in one or any series of transactions, assets, whether now owned or hereafter acquired in excess of $500,000 per year.

          6.5 Leasebacks. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

          6.6 Loans or Advances. Make or agree to make or allow to remain outstanding any loans or advances to any Person in excess of $250,000; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Borrower for the payment of expenses in the ordinary course of business, or (c) intercompany payments to the Guarantor which are made in the normal course of business of Borrower.

          6.7 Investments. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through any of the Lenders or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause
(b) of this Section, or (d) money-market funds.

          6.8 Dividends and Distributions. Declare, pay, or make, whether in cash or Property of the Borrower, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock; provided, however, the foregoing restriction shall not apply to dividends paid in capital stock of the Borrower.

          6.9 Issuance of Stock; Changes in Corporate Structure. Issue or agree to issue additional shares of capital stock, in one or any series of transactions; enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

          6.10 Transactions with Affiliates. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

          6.11 Lines of Business. Expand, on its own or through any Subsidiary, into any line of business other than those in which the Borrower is engaged as of the date hereof.

          6.12  ERISA Compliance.   Permit any Plan maintained by it or any
Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner which could result in the imposition of a Lien on any Property of the Borrower pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

          6.13 Current Ratio. Permit the ratio of Guarantor of Current Assets to Current Liabilities to be less than 1.00 to 1.00 at any time.

          6.14  Tangible Net Worth.   Permit Tangible Net Worth of Guarantor as
of the close of any fiscal quarter to be less than $155,000,000 plus 75% of positive Net Income plus 100% of net proceeds of any new equity.

          6.15 Total Liabilities to Tangible Net Worth Ratio. Permit the ratio of Debt to Tangible Net Worth to be greater than 1.00 to 1.00.

          6.16 Debt Service Coverage Ratio. Permit, as of the close of any fiscal quarter, the ratio of (a) EBITDA for any fiscal quarter to (b) Debt Service for such quarter to be less than 1.50 to 1.0.

          6.17 Guarantor's Compliance. Guarantor will not be out of compliance with Article 10, Section 10.10 of the May 1998 Trust covering the European Notes for any period beyond the grace periods (if any) set forth therein.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

           7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

          (a) default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three business days and such default as to Fees or other amounts payable shall have continued for ten business days;

          (b) default shall be made by the Borrower or the Guarantor in the due observance or performance of any of their respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Agent or knowledge thereof by the Borrower;

          (c) any representation or warranty made by the Borrower or the Guarantor in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          (d) default shall be made by the Borrower or the Guarantor (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, in excess of $250,000 and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

          (e) the Borrower shall be unable to satisfy any condition or cure any circumstance specified in Article , the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan or the issuance of a Letter of Credit and such inability shall continue for a period in excess of 30 days;

          (f) either the Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          (g) an order, judgment, or decree shall be entered against either the Borrower or the Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

          (h) the levy against any significant portion of the Property of the Borrower or the Guarantor, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 60 days after the levy;

          (i) a final and non-appealable order, judgment, or decree shall be entered against the Borrower or the Guarantor for money damages and/or Indebtedness due in an amount in excess of $500,000, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

          (j) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against either the Borrower or the Guarantor under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. (S)1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower or the Guarantor subject to a Lien in favor of the Agent, without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

          (k) either the Borrower or the Guarantor shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date such Lien is imposed;

          (l) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens (subject to the Permitted Liens) against the Collateral purportedly covered thereby;

          (m) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; the Borrower, the Guarantor or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Lender, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this
     Section 71 could subject the Borrower, the Guarantor or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days.

          (n) the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Agent.

          7.2 Remedies. (a) Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lenders in writing; and (iii) the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lenders and any and all other indebtedness at any time owing by the Lenders to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (b) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Lenders may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lenders in writing; and (iii) the Lenders are hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lenders and any and all other indebtedness at any time owing by the Lenders to or for the credit or account of the Borrower against any and all of the Obligations although such Obligations may be unmatured.

          (c) Upon the occurrence of any Event of Default, the Lenders may, in addition to the foregoing in this Section, exercise any or all of their rights and remedies provided by law or pursuant to the Loan Documents.


                                  ARTICLE VII

                                   THE AGENT

          8.1 Appointment. Each Lender hereby designates and appoints the Agent as the agent of such Lender under this Agreement and the other Loan Documents. Each Lender authorizes the Agent, as the agent for such Lender, to take such action on behalf of such Lender under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein or in any other Loan Document or any fiduciary relationship with any Lender; and no implied covenants, functions, responsibilities, duties, obligations, or liabilities on the part of the Agent shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          8.2 Waivers, Amendments. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification, or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver would: (a) modify any requirement hereunder that any particular action be taken by all of the Lenders or by the Required Lenders unless consented to by each Lender; (b) modify this Section 8.2, change the definition of "Required Lenders", or change the Commitment Amount or Percentage Share of any Lender, reduce the fees described in Article II, extend the Commitment Termination Date or Final Maturity, release substantially all of the collateral under the Security Instruments, or initiate any foreclosure, enforcement or collection procedure without the consent of each Lender; (c) extend the due date for, (or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Loan) without the consent of the holder of that Note evidencing such Loan; (d) affect, adversely the interests, rights, or obligations of the Agent without the consent of the Agent; or (e) to modify the Borrowing Base or modify the monthly amount by which the Borrowing Base shall be reduced.

          8.3 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          8.4 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) required to initiate or conduct any litigation or collection proceedings hereunder, except with the concurrence of the Required Lenders and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith, (b) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for gross negligence or willful misconduct of the Agent or such Person), or (c) responsible in any manner to any Lender for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

          8.5 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless and until a written notice of assignment, negotiation, or transfer thereof shall have been received by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and contribution by each Lender of its Percentage Share of costs reasonably expected by the Agent to be incurred in connection therewith. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders. Such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes. In no event shall the Agent be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable Requirement of Law.

          8.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, subject to the provisions of
Section 7.2, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In the event that the officer of the Agent primarily responsible for the lending relationship with the Borrower or the officer of any Lender primarily responsible for the lending relationship with the Borrower becomes aware that a Default or Event of Default has occurred and is continuing, the Agent or such Lender, as the case may be, shall use its good faith efforts to inform the other Lenders and/or the Agent, as the case may be, promptly of such occurrence. Notwithstanding the preceding sentence, failure to comply with the preceding sentence shall not result in any liability to the Agent or any Lender.

          8.7 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any other Lender nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to such Lender and that no act by the Agent or any other Lender hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent or any Lender to any other Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such docu ments and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower and has made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, condition (financial and otherwise) and creditworthiness of the Borrower and the value of the Collateral and other Properties of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial and otherwise), or creditworthiness of the Borrower or the value of the Collateral or other Properties of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          8.8 Indemnification. EACH LENDER AGREES TO INDEMNIFY THE AGENT AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT AND AFFILIATES (TO THE EXTENT NOT REIMBURSED BY THE BORROWER AND WITHOUT LIMITING THE OBLIGATION OF THE BORROWER TO DO SO), RATABLY ACCORDING TO THE PERCENTAGE SHARE OF SUCH LENDER, FROM AND AGAINST ANY AND ALL LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER WHICH MAY AT ANY TIME (INCLUDING ANY TIME FOLLOWING THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT) BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER DOCUMENT CONTEMPLATED OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION TAKEN OR OMITTED BY THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS,

EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES UNDER OR IN CONNECTION WITH ANY OF THE FOREGOING, INCLUDING ANY LIABILITIES, CLAIMS, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS IMPOSED, INCURRED OR ASSERTED AS A RESULT OF THE NEGLIGENCE, WHETHER SOLE OR CONCURRENT, OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR THE PAYMENT OF ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING SOLELY FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT OR AFFILIATES. THE AGREEMENTS IN THIS SECTION SHALL SURVIVE THE PAYMENT AND PERFORMANCE OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

          8.9 Restitution. Should the right of the Agent or any Lender to realize funds with respect to the Obligations be challenged and any application of such funds to the Obligations be reversed, whether by Governmental Authority or otherwise, or should the Borrower otherwise be entitled to a refund or return of funds distributed to the Lenders in connection with the Obligations, the Agent or such Lender, as the case may be, shall promptly notify the Lenders of such fact. Not later than Noon, Central Standard or Central Daylight Savings Time, as the case may be, of the Business Day following such notice, each Lender shall pay to the Agent an amount equal to the ratable share of such Lender of the funds required to be returned to the Borrower. The ratable share of each Lender shall be determined on the basis of the percentage of the payment all or a portion of which is required to be refunded originally distributed to such Lender, if such percentage can be determined, or, if such percentage cannot be determined, on the basis of the Percentage Share of such Lender. The Agent shall forward such funds to the Borrower or to the Lender required to return such funds. If any such amount due to the Agent is made available by any Lender after Noon, Central Standard or Central Daylight Savings Time, as the case may be, of the Business Day following such notice, such Lender shall pay to the Agent (or the Lender required to return funds to the Borrower, as the case may be) for its own account interest on such amount at a rate equal to the Federal Funds Rate for the period from and including the date on which restitution to the Borrower is made by the Agent (or the Lender required to return funds to the Borrower, as the case may be) to but not including the date on which such Lender failing to timely forward its share of funds required to be returned to the Borrower shall have made its ratable share of such funds available.

          8.10 Agent in Its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the agent hereunder. With respect to any Note issued to the Lender serving as the Agent, the Agent shall have the same rights and powers under this Agreement as a Lender and may exercise such rights and powers as though it were not the Agent. The terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          8.11 Successor Agent. The Agent may resign as Agent upon thirty days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, Lenders for which the Percentage Shares aggregate at least fifty-one percent (51%) shall appoint from among the Lenders a successor agent for the Lenders, subject to the reasonable consent of the Borrowers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent. The term "Agent" shall mean such successor agent effective upon its appointment. The rights, powers, and duties of the former Agent as Agent shall be terminated, with out any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After the removal or resignation of any Agent hereunder as Agent, the provisions of this Article VIII and those of any Section hereof relating to the Agent, including Section 5.14, Section 5.15 and Section 5.19 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          8.12 Applicable Parties. The provisions of this Article are solely for the benefit of the Agent and the Lenders, and except for the notice provision under Section 8.11 above, the Borrower shall not have any rights as a third party beneficiary or otherwise under any of the provisions of this Article. In performing functions and duties hereunder and under the other Loan Documents, the Agent shall act solely as the agent of the Lenders and does not assume, nor shall it be deemed to have assumed, any obligation or relationship of trust or agency with or for the Borrower or any legal representative, successor, and assign of the Borrower.


                                   ARTICLE IX

                                 MISCELLANEOUS

          9.1 Assignments; Participations. Each Lender may assign or sell participations in its Loans and Commitments to one or more other Persons in accordance with this Section 9.1.

          (a) Assignments.  Any Lender,

          (i) with the written consent of the Borrower (in its sole discretion) and the Agent (which consent shall not be unreasonably delayed or withheld), may at any time, assign and delegate to one or more commercial banks or other financial institutions, and

          (ii) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

          (each Person described in (i) or (ii) above as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitments (which assignment and delegation shall be of a constant, and not a varying percentage, of all the assigning Lender's Loans and Commitments), in a minimum aggregate amount of $1,000,000 of such Lender's Percentage Share of the Maximum Commitment Amount, if less; provided, however, that such Assignee Lender will comply with all the provisions of this Agreement, and further, provided, however, that the Borrower and Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until:

          (iii) written notice of such assignment and delegation together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender,

          (iv) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Borrower and the Agent and attached hereto as Exhibit VII, and

          (v) the processing fees described below shall have been paid.

          From and after the date that the Borrower and the Agent accept such Lender Assignment Agreement, (a) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (b) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the Assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Borrower. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 9.1 shall be null and void.

          (b) Participations. Any Lender, with the prior written consent of the Borrower in its sole discretion, may at any time sell to one or more commercial banks (each of such commercial banks being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that (a) no participation contemplated in this Section 9.1 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document, (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations, (c) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, (d) no

Participant shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

          9.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower and all covenants and agreements herein made shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

          9.3 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

          (a) if to the Agent and Lenders, to:

               Bank One, Texas, National Association
               910 Travis, 6th Floor
               Houston, Texas  77002-5860
               Attention:  Energy Group, 6th Floor
               (or for notice by mail, to:
               P.O. Box 2629
               Houston, Texas  77252-2629
               Attention:  Energy Group, 6th Floor
               Telecopy:  (713) 751-7894

          (b) if to the Borrower, to:

               Harken Exploration Company,
               XPLOR Energy, Inc.,
               Harken Energy West Texas, Inc.,
               Harken Southwest Corporation
               South Coast Exploration Co.
               XPLOR Energy SPV-1, Inc.
               McCulloch Energy, Inc.
               16285 Park Ten Place, Suite 600
               Houston, Texas 77084
               Attention: Wayne Hennecke and Anna Williams
               Telecopy:  281-717-1446

          (c) if to the Guarantor, to:

               Harken Energy Corporation
               16285 Park Ten Place, Suite 600

               Houston, Texas 77084
               Attention: Wayne Hennecke and Anna Williams
               Telecopy:  281-717-1446

          Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

          9.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower, the Agent or the Lenders shall be binding upon and inure to the benefit of the Borrower, the Agent or the Lenders, as the case may be, and their respective legal representatives, successors, and assigns.

          9.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent, Lenders and the Borrower. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

          9.6 Renewals; Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Notes, or any other Loan Document.

          9.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent or the Lenders, their officers or employees, nor any failure or delay by the Agent or the Lenders with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent or the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

          9.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

          9.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

          9.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

          9.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Agent or the Lenders; provided, however, that in no event shall the Agent or the Lenders violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

          9.12 GOVERNING LAW. THIS AGREEMENT, AND THE NOTES AND THE GUARANTY SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CHAPTER 345 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

          9.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER, AGENT AND EACH LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT IN ACCORDANCE WITH THIS SECTION.

          9.14 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER, AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE AGENT AND LENDERS IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

          9.15 ENTIRE AGREEMENT. THIS AGREEMENT AMENDS, RESTATES, AND REPLACES THE EXISTING CREDIT AGREEMENT AND CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE EXISTING CREDIT AGREEMENT AND THE CORRESPONDENCE DATED JUNE 7, 2000, FROM THE LENDER TO THE BORROWER [AND THE TERM SHEET ENCLOSED THEREWITH]. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

          9.16 Release by Borrower. Notwithstanding the assignment made and evidenced by the Assignment and the assumption by the Agent on behalf of the Lenders of certain obligations and liabilities of the Existing Lender pursuant thereto, the Borrower hereby releases and discharges the Agent and the Lenders from all obligations, claims, losses, causes of action, and liabilities, of whatsoever kind or nature, whether heretofore or hereafter accruing, whether now known or unknown, arising under or in connection with any Existing Loan Document or Existing Letter of Credit or any act or omission by the Existing Lender under or in connection with any Existing Loan Document or Existing Letter of Credit; provided, however, nothing set forth in this Section shall relieve the Agent and the Lenders from its obligations and liabilities under the Loan Documents (other than the Assignment) to which it is a party.

          9.17 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

          IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                BORROWER:

                                HARKEN EXPLORATION COMPANY

                                XPLOR ENERGY, INC.

                                HARKEN ENERGY WEST TEXAS, INC.

                                HARKEN SOUTHWEST CORPORATION

                                SOUTH COAST EXPLORATION CO.

                                XPLOR ENERGY SPV-1, INC.

                                MCCULLOCH ENERGY, INC.


                                       /s/  ANNA WILLIAMS
                                By: __________________________________________
                                    Anna Williams
                                    Senior Vice President and Chief Financial
                                    Officer


                                GUARANTOR:
                                ----------

                                HARKEN ENERGY CORPORATION


                                       /s/  ANNA WILLIAMS
                                By: __________________________________________
                                    Anna Williams
                                    Senior Vice President and Chief Financial
                                    Officer


                                AGENT AND LENDER:
                                -----------------

                                BANK ONE, TEXAS, NATIONAL
                                ASSOCIATION



                                       /s/  JONATHAN GREGORY
                                By: __________________________________________
                                      Jonathan Gregory
                                      Vice President

                              FIRST AMENDMENT TO
                               CREDIT AGREEMENT



                                    BETWEEN



                HARKEN EXPLORATION COMPANY, XPLOR ENERGY, INC.,
         HARKEN ENERGY WEST TEXAS, INC., SOUTH COAST EXPLORATION CO.,
               XPLOR ENERGY SPV-1, INC., MCCULLOCH ENERGY, INC.


                                      AND


                     BANK ONE, TEXAS, NATIONAL ASSOCIATION
                              AS AGENT AND LENDER
                                      AND
                         THE LENDERS SIGNATORY HERETO



                                Effective as of
                               December 21, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                              PAGE
                                                              ----

ARTICLE I.   DEFINITIONS......................................   1
             1.01  Terms Defined Above........................   1
             1.02  Terms Defined in Agreement.................   1
             1.03  References.................................   2
             1.04  Articles and Sections......................   2
             1.05  Number and Gender..........................   2

ARTICLE II.  AMENDMENTS.......................................   2
             2.01  Release of Harken Southwest Corporation....   2
             2.02  Amendment of Section 6.13..................   2
             2.03  Amendment of Exhibit I.....................   2

ARTICLE III. CONDITIONS.......................................   3
             3.01  Receipt of Documents.......................   3
             3.02  Accuracy of Representations and Warranties.   3
             3.03  Matters Satisfactory to Lender.............   3

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES...................   3

ARTICLE V.   RATIFICATION.....................................   3

ARTICLE VI.  MISCELLANEOUS....................................   4
             6.01  Scope of Amendment.........................   4
             6.02  Agreement as Amended.......................   4
             6.03  Parties in Interest........................   4
             6.04  Rights of Third Parties....................   4
             6.05  ENTIRE AGREEMENT...........................   4
             6.06  GOVERNING LAW..............................   4
             6.07  JURISDICTION AND VENUE.....................   5

                      FIRST AMENDMENT TO CREDIT AGREEMENT


          This FIRST AMENDMENT TO CREDIT AGREEMENT (this "First Amendment") is made and entered into effective as of December 21, 2000, between HARKEN EXPLORATION COMPANY, a Delaware corporation, XPLOR ENERGY, INC., a Texas corporation, HARKEN ENERGY WEST TEXAS, INC., a Delaware corporation, XPLOR ENERGY SPV-1, INC., an Oklahoma corporation, and MCCULLOCH ENERGY, INC., a Texas corporation, (collectively the "Borrower"), each lender that is signatory hereto or becomes a signatory hereto as provided in Section 9.1, (individually, together with its successors and assigns, a "Lender", and collectively together with their respective successors and assigns, the "Lenders"), and BANK ONE, TEXAS, NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent").


                              W I T N E S S E T H:

          WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated August 11, 2000 (the "Agreement"), to which reference is here made for all purposes;

          WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

          WHEREAS, Harken Southwest Corporation is removed from the Agreement as a Borrower;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this First Amendment, the parties hereto agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

          1.01 Terms Defined Above. As used herein, each of the terms "Agreement," "Borrower," "First Amendment," and "Lender" shall have the meaning assigned to such term hereinabove.

          1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

          1.03 References. References in this First Amendment to Article or Section numbers shall be to Articles and Sections of this First Amendment, unless expressly stated herein to the contrary. References in this First Amendment to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this First Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

          1.04 Articles and Sections. This First Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this First Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

          1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.


                                  ARTICLE II.
                                  AMENDMENTS
                                  ----------

          The Borrower and the Lender hereby amend the Agreement in the following particulars:

          2.01 Release of Harken Southwest Corporation. Harken Southwest Corporation is hereby released from all Obligations under the Agreement.

          2.02 Amendment of Section 6.13. Section 6.13 of the Credit Agreement is hereby amended to read as follows:

          "6.13 Current Ratio. Permit the ratio of Guarantor of Current Assets to Current Liabilities to be less than 1.5 to 1.0 at any time."

          2.03 Amendment of Exhibit I. Exhibit I, i.e., the Form of Promissory Note, is as set forth on Exhibit I to this First Amendment.

                                 ARTICLE III.
                                  CONDITIONS

          The obligation of the Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

          3.01 Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Lender:

          (a) multiple counterparts of this First Amendment and the Note, as requested by the Lender; and

          (b) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

          3.02 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this First Amendment shall be true and correct.

          3.03 Matters Satisfactory to Lender. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Lender.


                                  ARTICLE IV.
                        REPRESENTATIONS AND WARRANTIES

          The Borrower hereby expressly re-makes, in favor of the Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.


                                   ARTICLE V.
                                  RATIFICATION

          Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this First Amendment.

                                  ARTICLE VI.
                                 MISCELLANEOUS

          6.01 Scope of Amendment. The scope of this First Amendment is expressly limited to the matters addressed herein and this First Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement, except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this First Amendment.

          6.02 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this First Amendment.

          6.03 Parties in Interest. All provisions of this First Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Lender and their respective successors and assigns.

          6.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

          6.05  ENTIRE AGREEMENT.  THIS FIRST AMENDMENT CONSTITUTES THE
ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS FIRST AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

          6.06 GOVERNING LAW. THIS FIRST AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

          6.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS FIRST AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.

          IN WITNESS WHEREOF, this First Amendment to Credit Agreement is executed effective the date first hereinabove written.


                              BORROWER:
                              --------

                              HARKEN EXPLORATION COMPANY

                              XPLOR ENERGY, INC.

                              HARKEN ENERGY WEST TEXAS, INC.

                              SOUTH COAST EXPLORATION CO.

                              XPLOR ENERGY SPV-1, INC.

                              MCCULLOCH ENERGY, INC.



                              By: /s/ ANNA WILLIAMS
                                 ----------------------------------------
                                 Anna Williams
                                 Senior Vice President and Chief Financial
                                 Officer



                              GUARANTOR:
                              ----------

                              HARKEN ENERGY CORPORATION



                              By: /s/ ANNA WILLIAMS
                                 ----------------------------------------
                                 Anna Williams
                                 Senior Vice President and Chief Financial
                                 Officer

                              AGENT AND LENDER:

                              BANK ONE, TEXAS, NATIONAL ASSOCIATION


                              By: /s/ JONATHAN GREGORY
                                 ----------------------------------------
                                 Jonathan Gregory
                                 Vice President

                     SECOND AMENDMENT TO CREDIT AGREEMENT



                                    BETWEEN



                HARKEN EXPLORATION COMPANY, XPLOR ENERGY, INC.
         HARKEN ENERGY WEST TEXAS, INC., SOUTH COAST EXPLORATION CO.,
               XPLOR ENERGY SPV-1, INC., MCCULLOCH ENERGY, INC.



                                      AND


                                 BANK ONE, NA,
                              AS AGENT AND LENDER
                       AND THE LENDERS SIGNATORY HERETO



                       Effective as of December 31, 2000

                               TABLE OF CONTENTS

                                                     PAGE
                                                     ----
ARTICLE I
DEFINITIONS
 1.01  Terms Defined Above..........................   1
 1.02  Terms Defined in Agreement...................   1
 1.03  References...................................   1
 1.04  Articles and Sections........................   2
 1.05  Number and Gender............................   2
ARTICLE II
AMENDMENTS
 2.01  Amendment of Section 6.14....................   2
 2.02  Amendment of Section 6.15....................   2
ARTICLE III
CONDITIONS
 3.01  Receipt of Documents.........................   2
 3.02  Accuracy of Representations and Warranties...   3
 3.03  Matters Satisfactory to Agent................   3
ARTICLE IV
REPRESENTATIONS AND WARRANTIES......................   3
ARTICLE V
RATIFICATION........................................   3
ARTICLE VI
MISCELLANEOUS
 6.01  Scope of Amendment...........................   3
 6.02  Agreement as Amended.........................   3
 6.03  Parties in Interest..........................   3
 6.04  Rights of Third Parties......................   3
 6.05  ENTIRE AGREEMENT.............................   3
 6.06  GOVERNING LAW................................   4
 6.07  JURISDICTION AND VENUE.......................   4

                     SECOND AMENDMENT TO CREDIT AGREEMENT

     This SECOND AMENDMENT TO CREDIT AGREEMENT (this "Second Amendment") is made and entered into effective as of December 31, 2000, between HARKEN EXPLORATION COMPANY, a Delaware corporation, XPLOR ENERGY, INC., a Texas corporation, HARKEN ENERGY WEST TEXAS, INC., a Delaware corporation, XPLOR ENERGY SPV-1, INC., an Oklahoma corporation, and MCCULLOCH ENERGY, INC., a Texas corporation, (collectively the "Borrower"), each lender that is signatory hereto or becomes a signatory hereto as provided in Section 9.1, (individually, together with its successors and assigns, a "Lender", and collectively together with their respective successors and assigns, the "Lenders"), and BANK ONE, NA, a national banking association, as agent for the Lenders (in such capacity, together with its successors in such capacity pursuant to the terms hereof, the "Agent") (as successor by merger to Bank One, Texas, National Association).

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the above named parties did execute and exchange counterparts of that certain Credit Agreement dated August 11, 2000, as amended by First Amendment to Credit Agreement dated December 21, 2000 (the "Agreement"), to which reference is here made for all purposes;

     WHEREAS, the parties subject to and bound by the Agreement are desirous of amending the Agreement in the particulars hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties to the Agreement, as set forth therein, and the mutual covenants and agreements of the parties hereto, as set forth in this Second Amendment, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     1.01 Terms Defined Above. As used herein, each of the terms "Agent", "Agreement", "Borrower", "Lender" and "Second Amendment" shall have the meaning assigned to such term hereinabove.

     1.02 Terms Defined in Agreement. As used herein, each term defined in the Agreement shall have the meaning assigned thereto in the Agreement, unless expressly provided herein to the contrary.

     1.03 References. References in this Second Amendment to Article or Section numbers shall be to Articles and Sections of this Second Amendment, unless expressly stated herein to the contrary. References in this Second Amendment to "hereby,""herein," hereinafter," hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Second Amendment in its entirety and not only to the particular Article or Section in which such reference appears.

     1.04 Articles and Sections. This Second Amendment, for convenience only, has been divided into Articles and Sections and it is understood that the rights, powers, privileges, duties, and other legal relations of the parties hereto shall be determined from this Second Amendment as an entirety and without regard to such division into Articles and Sections and without regard to headings prefixed to such Articles and Sections.

     1.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural and likewise the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine, and neuter, when such construction is appropriate, and specific enumeration shall not exclude the general, but shall be construed as cumulative. Definitions of terms defined in the singular and plural shall be equally applicable to the plural or singular, as the case may be.

                                  ARTICLE II
                                  AMENDMENTS

     The Borrower and the Lender hereby amend the Agreement in the following particulars:

     2.01 Amendment of Section 6.14. Section 6.14 of the Agreement is hereby amended to read as follows:

     "6.14 Tangible Net Worth. Permit Tangible Net Worth of Guarantor, as of the close of any quarter, to be less than $40,000,000 at December 31, 2000, plus 75% of positive Net Income plus 100% of net proceeds of any new equity, beginning March 31, 2001."

     2.02 Amendment of Section 6.15. Section 6.15 of the Agreement is hereby amended to read as follows:

     "6.15 Total Liabilities to Tangible Net Worth. Permit the ratio of Debt to Tangible Net Worth to be greater than 2.30 to 1.00."

                                  ARTICLE III
                                  CONDITIONS

     The obligation of the Agent and Lender to amend the Agreement as provided herein is subject to the fulfillment of the following conditions precedent:

     3.01 Receipt of Documents. The Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and in form and substance satisfactory to the Agent:

     (a) multiple counterparts of this Second Amendment as requested by the Agent; and

     (b) such other agreements, documents, items, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request.

     3.02 Accuracy of Representations and Warranties. The representations and warranties contained in Article IV of the Agreement and this Second Amendment shall be true and correct.

     3.03 Matters Satisfactory to Agent. All matters incident to the consummation of the transactions contemplated hereby shall be satisfactory to the Agent.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES

     The Borrower hereby expressly re-makes, in favor of the Agent and Lender, all of the representations and warranties set forth in Article IV of the Agreement, and represents and warrants that all such representations and warranties remain true and unbreached.

                                   ARTICLE V
                                 RATIFICATION

     Each of the parties hereto does hereby adopt, ratify, and confirm the Agreement and the other Loan Documents, in all things in accordance with the terms and provisions thereof, as amended by this Second Amendment.

                                  ARTICLE VI
                                 MISCELLANEOUS

     6.01 Scope of Amendment. The scope of this Second Amendment is expressly limited to the matters addressed herein and this Second Amendment shall not operate as a waiver of any past, present, or future breach, Default, or Event of Default under the Agreement. except to the extent, if any, that any such breach, Default, or Event of Default is remedied by the effect of this Second Amendment.

     6.02 Agreement as Amended. All references to the Agreement in any document heretofore or hereafter executed in connection with the transactions contemplated in the Agreement shall be deemed to refer to the Agreement as amended by this Second Amendment.

     6.03 Parties in Interest. All provisions of this Second Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Agent and the Lender and their respective successors and assigns.

     6.04 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent, Lender and the Borrower, and no other Person shall have standing to require satisfaction of such provisions in accordance with their terms and any or all of such provisions may be freely waived in whole or in part by the Agent and/or the Lender at any time if in its sole discretion it deems it advisable to do so.

     6.05 ENTIRE AGREEMENT. THIS SECOND AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SUPERSEDES ANY PRIOR AGREEMENT, WHETHER WRITTEN OR ORAL, BETWEEN SUCH PARTIES REGARDING THE

SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS SECOND AMENDMENT, THE AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS, AND THE OTHER WRITTEN DOCUMENTS REFERRED TO IN THE AGREEMENT OR EXECUTED IN CONNECTION WITH OR AS SECURITY FOR THE NOTE REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     6.06 GOVERNING LAW. THIS SECOND AMENDMENT, THE AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT AND THE NOTE AND THE TRANSACTIONS CONTEMPLATED HEREBY BEAR A NORMAL, REASONABLE, AND SUBSTANTIAL RELATIONSHIP TO THE STATE OF TEXAS.

     6.07 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS SECOND AMENDMENT, THE AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED IN COURTS HAVING SITUS IN HARRIS COUNTY, TEXAS. EACH OF THE BORROWER AND THE LENDER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS, AND HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE BORROWER OR THE LENDER IN ACCORDANCE WITH THIS SECTION.



                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, this Second Amendment to Credit Agreement is executed effective the date first hereinabove written.

                                        BORROWER
                                        ----------

                                        HARKEN EXPLORATION COMPANY

                                        XPLOR ENERGY, INC.

                                        HARKEN ENERGY WEST TEXAS, INC.

                                        SOUTH COAST EXPLORATION CO.

                                        XPLOR ENERGY SPV-1, INC.

                                        MCCULLOCH ENERGY, INC.


                                        By: /s/ ANNA WILLIAMS
                                           ----------------------------
                                           Anna Williams
                                           Senior Vice President and Chief
                                           Financial Officer


                                        GUARANTOR
                                        ---------

                                        HARKEN ENERGY CORPORATION

                                        By:  /s/ ANNA WILLIAMS
                                            ---------------------------
                                            Anna Williams
                                            Senior Vice President and Chief
                                            Financial Officer


                                        AGENT AND LENDER
                                        ----------------

                                        BANK ONE, NA



                                        By:
                                            ---------------------------
                                            Jonathan Gregory
                                            Vice President